Exhibit 16.1


March 25, 2004

Security and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Star Computing Limited

SEC File No.      000-49692

Gentlemen:

We have read Item 4 for Form 8-K of Star Computing Limited dated March 3, 2004 and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/  Lesley, Thomas, Schwarz & Postma, Inc.

Lesley, Thomas, Schwarz & Postma, Inc.